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                                                                     EXHIBIT 11


                                               THE BUCKLE, INC.
                                      COMPUTATIONS OF EARNINGS PER SHARE
                            (dollar amounts in thousands, except per share data)

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                                              Thirteen Weeks Ended                           Thirteen Weeks Ended
                                                  May 1, 1999                                     May 2, 1998
                                    -------------------------------------------      ---------------------------------------
                                        Income         Shares        Per Share       Income          Shares       Per Share
                                                                      Amount                                       Amount

Basic EPS
  Net Income                            $ 6,469         22,042        $   0.29       $   5,013        21,928       $   0.23

Effect of Dilutive Securities
  Stock Options                                          1,277                                         1,245
                                        ---------------------------------------      --------------------------------------

Diluted EPS                             $ 6,469         23,319        $   0.28       $   5,013        23,173       $   0.21
                                        =======================================      ======================================
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